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                                                                   Exhibit 10.66



                              OEM LICENSE AGREEMENT

      This Agreement is made as of January 1, 2004, (the "Effective Date") by and between Graphics Server Technologies, L.P. ("GST"), a Texas Limited Partnership, and Gupta Technologies, LLC ("Licensee"), a Delaware limited liability company.

                                    RECITALS

      A. GS' publishes the Graphics Server SDK software product.

      B. Licensee desires to include the Graphics Server SDK software product in its Team Developer software product(s).

                                    AGREEMENT

1     Definitions.

      1.1 The "Software" means the computer software known as Graphics Server, together with the associated documentation described in this Agreement. Any enhancements and upgrades provided to Licensee under the terms of this Agreement will also be considered Software.

      1.2 "Object Code" means the object code version of the Software. The term "Object Code" is included within the term "Software."

      1.3 "Licensee Product" means computer software for each product described in the attached Exhibit A and all future versions of the product that have all or any portion of the Object Code incorporated into them.

      1.4 To "copy" software means to create a representation of any portion of such software in or on any medium, whether physical, magnetic, or otherwise, including representations in a computer memory or processor. A "copy" refers to the representation thus created.

      1.5 "Distributor" means any commercial entity, including a reseller or distributor, to which Licensee may transfer, license or otherwise distribute Licensee Product in connection with the marketing and distribution thereof.

      License.

      2.1 GST hereby grants Licensee a non-exclusive, nontransferable, worldwide license to (a) use the Object Code to prepare and provide technical support for the Licensee Product, and (b) reproduce, demonstrate and distribute the Object Code solely as a component of and in conjunction with a copy of Licensee Product.

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      2.2  GST hereby grants Licensee the right to license end users to use the
Object Code solely as a component of and in conjunction with a copy of Licensee Product and to reproduce and distribute the Object Code in connection with any reports created using any runtime version of the Licensee Product, under the terms and conditions of Licensee's end user license agreement, attached as Exhibit B.

      2.3 All rights not expressly granted to Licensee are reserved by GST. Licensee shall have no rights to use, copy, or deal with the Software except as set forth in this Agreement.

      2.4 Licensee's rights shall be subject to the provisions of this Agreement and shall be effective during the term of this Agreement, unless terminated sooner.

      2.5 The Licenses granted herein include the right of Licensee to grant sublicenses within the scope of the right and the license granted to Licensee above, to Distributors, and each such sublicensee shall have the corresponding right to grant sublicenses to other Distributors pursuant to the terms of this Agreement.

3. Items Provided by GST. Licensee acknowledges receipt of one copy of the Object Code and one copy of the user documentation for the Software. No source code for the Software will be provided to Licensee, except as specifically provided in paragraph 7, below.

4. Documentation. Licensee shall not incorporate all or any portion of the Software user documentation into the documentation for Licensee Product.

5   Production and Support Responsibilities.

      5.1 Licensee shall have sole responsibility for production of the diskette/CD-ROMs on which the Object Code is distributed and all documentation and other materials distributed with and all packaging for Licensee Product.

      5.2 Licensee shall be responsible for responding to the questions and technical concerns of end users and third party developers of Licensee Product; provided, however, Licensee shall not provide technical support to third party developers concerning the Object Code incorporated into Licensee Product.

      5.3 Beginning on the effective date and on each subsequent annual anniversary thereof that this Agreement is in effect, Licensee shall pay GST the Annual Maintenance Fee set forth in Exhibit C. GST may adjust the Annual Maintenance Fee on each such anniversary, provided that any increase may not exceed five percent of the Annual Maintenance Fee for the preceding year.

      5.4 During the first year following the Effective Date and during each year for which

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Licensee has paid the Annual Maintenance Fee, GST will provide technical support to correct any errors, defects, deficiencies or other failures of the Software to conform to the accompanying documentation, but only to up to three designated Licensee employees, who Licensee shall identify from time to time. If the support requested by Licensee extends beyond the technical support described above, Licensee will pay $200 per hour of GST personnel time, provided that GST gives Licensee written notice of the anticipated charges for such support prior to providing the support.

      5.5 GST shall not be obligated to assist Licensee in any way, nor to provide services to Licensee except as specifically set forth in this Agreement.

6. Upgrade Service. During the first year following the Effective Date and during each year for which Licensee has paid the Annual Maintenance Fee, GST shall provide the following Upgrade Service: Whenever GST releases a new version of the Software, GST shall provide Licensee with a copy of the Object Code and user documentation on or before the date the new version is released to the general marketplace. Every new version of the Object Code subject to this paragraph may be reproduced and distributed free of charge to Licensee's customers in conjunction with Licensee Product at no additional fee and shall be considered Software as that term is used in this Agreement.

7. Modifications of Software. Licensee shall not modify the Software in any manner, except as provided herein. Licensee shall not take any action which would inhibit the Software from presenting the existing copyright notice.

8.  Indemnification.

Licensee shall indemnify and defend GST and hold GST harmless from and against all claims, losses, damages, and expenses of any third party (including reasonable attorneys fees) arising from or relating to use of the Licensee Product exclusive of the Software, provided that GST notifies Licensee promptly after GST receives notice thereof, Licensee has full control over the defense and settlement of the claim, and GST provides such assistance in the defense of such claim as Licensee may reasonably request at Licensee's expense.

9.  Price and Payment.

      9.1 In consideration for the license granted in this Agreement, Licensee shall pay GST the license fee set forth on Exhibit C. Such payment shall be delivered to GST within thirty (30) days of the execution of this Agreement.

      9.2 Licensee shall keep complete and accurate records with respect to revenues resulting from the license of the Software. GST, through its third party auditors reasonably acceptable to Licensee, may inspect, audit, and copy such records at any time during business hours, but no more than once each calendar year. GST shall protect and preserve the confidentiality of all information of Licensee obtained in connection with such inspection and audit and shall not use or disclose such information except as necessary to conduct such inspection and audit.

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10.  Disclosure of the Software; Encumbrances Prohibited. In the event that
Licensee gains access to the source code of the Software, then Licensee shall not disclose any portion of the source code to any person. Licensee shall keep all source code in a secure place, under access and use restrictions satisfactory to GST and no less strict than those applied to Licensee's most valuable computer programs or other proprietary information. The obligations under this paragraph will not apply to any (a) information which is obtained or disclosed to a third party (other than in connection with this Agreement) without any obligation of secrecy or confidentiality; (b) information that is or becomes part of the public domain through no fault of Licensee; or (c) disclosure with the prior written consent of GST. Licensee shall instruct its employees not to disclose the source code to anyone except in strict accordance with this Agreement, and Licensee shall take all other reasonable measures to prevent disclosures. Licensee agrees to notify GST immediately if it learns that an unauthorized person has used, viewed, or copied any portion of the Software, or that an unauthorized person is or was in possession of any portion of the Software, or that an unauthorized person has used a trademark or trade name used by GST. Licensee shall promptly furnish GST full details regarding such activity, shall assist in preventing the recurrence of such activity, and shall cooperate with GST in all efforts deemed necessary by GST to protect GST's rights in the Software. Licensee shall keep each and every item comprising the Software free and clear of all claims, liens, and encumbrances except those of GST, and any act of Licensee, voluntary or involuntary, purporting to create a claim, lien, or encumbrance on such an item shall be void.

11.  Term and Termination.

      11.1 The term of this Agreement shall commence on the date first set forth above. The initial term of this Agreement shall be two (2) years, and may be extended for one or more additional terms of two (2) years by mutual written agreement of the parties, unless earlier terminated in accordance with this Agreement.

      11.2 Either party may terminate this Agreement in the event the other commits a material breach and such breach is not cured within sixty (60) days following written notice describing such breach.

12.  Consequences of Termination.

     12.1 Except as provided herein, if this agreement expires or is terminated for any reason, Licensee shall immediately cease distributing copies of the Software in any form and shall return to GST all copies and partial copies of the Software in its possession or under its control. In lieu of returning all such copies, Licensee may provide a sworn affidavit, under penalty of perjury, that all such copies have been destroyed. The obligations of this agreement relating to the trade secret status of the Software shall survive termination or expiration of this agreement. Obligations accrued as of the date of expiration or termination of this agreement shall remain due and payable notwithstanding expiration or termination. Any licenses granted by GST to end users and third party developers shall not be affected by termination of this Agreement and shall remain in full force and effect. In the

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event this Agreement terminates for any reason other than a material breach by
Licensee, Licensee may retain one copy of the Object Code and shall hereby be granted a limited license to use the Object Code for a period of one (1) year from such date of termination for the sole purpose of providing support of the Licensee Product to end users.

      12.2 In the event that Licensee elects to retain its rights in the Software following a rejection of the License or this Agreement in bankruptcy proceedings, immediately, and without the necessity of making any demand or taking other affirmative action whatsoever, (a) GST shall forthwith provide to Licensee all information, including source code, necessary for Licensee to maintain, modify and support Licensee Product, (b) all such source code shall be deemed Software under the terms of this Agreement and (c) the licenses shall be deemed a non-exclusive, fully paid up, perpetual, royalty free, worldwide license to use, modify, prepare derivative works from, display, disclose to others for purposes of maintenance, and otherwise utilize the Object Code and derivative works thereof, and any and all intellectual property rights in any of the foregoing, as defined in Section 101(51) of Title 11 of the United States Code.

13.  Proprietary Rights.

      13.1 Licensee acknowledges that, as between Licensee and GST, GST is the sole and exclusive owner of the Software; that the Software is the valuable property of GST; and that the Software is protected by copyright. Licensee has been granted only those rights regarding the Software as are set forth in this Agreement and does not acquire title to such items.

      13.2 Licensee shall use commercially reasonable efforts and take all steps reasonably necessary to prevent unauthorized copying or distribution of the Software.

      13.3 Licensee shall not disassemble, nor decode, nor cause any person to disassemble or decode any portion of the Software. Notwithstanding the foregoing, Licensee may permit end users to reverse engineer, disassemble, or decompile the Licensee Product to the extent required to obtain interoperability with other independently created software programs to the extent expressly permitted by applicable law, and then only after such end user has notified Licensee in writing of its intended activities.

14.  Representations and Indemnities.

      14.1 GST represents that it has the right to grant the license set forth in Paragraph 2.1 and 2.2 to Licensee and to enter into and perform this Agreement without violating the rights of any third party. GST further represents and warrants that the Software does not infringe upon any patent, copyright, trade secret or other proprietary rights of any third party.

      14.2 GST shall, at its expense, defend, indemnify, and hold Licensee harmless from and against any damages, liabilities, costs and expenses (including reasonable attorney's fees) arising

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from any claim that the Software as delivered to Licensee infringes any patent, copyright, trade secret or other proprietary rights of any third party.

      14.3 Licensee agrees that if operation of the Software becomes, or GST reasonably believes is likely to become, the subject of a claim within the scope of this Section 14, Licensee shall permit GST, at its option and expense, either to secure the right for Licensee to continue using the Software or to replace or modify it so that it becomes non-infringing, provided that any such replacement or modification has the same functionality and capabilities as the Software. However, if neither of the foregoing alternatives is available on terms which are reasonable, GST shall have the right to terminate this Agreement by giving Licensee written notice of same and refunding all amounts paid by Licensee to GST under this Agreement. Upon termination under this Paragraph 14.3, Licensee will return the Software under the terms of Section 12.

      14.4 GST shall have no obligation with respect to any claim based upon Licensee's modification of the Software, or its combination, operation, or use with apparatus, data, or programs where the Software itself would not be infringing.

      14.5 Licensee is a sophisticated user of highly technical equipment, systems, and software and is capable of evaluating whether the Software covered by this Agreement meets Licensee's needs, is compatible with Licensee's Products and with Licensee's equipment, systems, databases, and software and conforms to all specifications and requirements applicable to Licensee's intended use.

      14.6 Licensee represents and warrants that it will not modify the Software, use or possess the Software in any manner not permitted under this Agreement, or in conjunction with third party software or hardware, so as to violate the rights of any third party.

      14.7 Licensee shall indemnify, defend and hold harmless GST and its licensors against all damages, liabilities, charges, and expenses (including reasonable attorney's fees) arising out of or related to any claim by a third party (i) that Licensee has made unauthorized use in conjunction with third party software, or (ii) that Licensee's use or possession of a version of the Software infringes or violates the copyright rights of any third party solely due to and to the extent of a modification of the Software by Licensee or a contractor.

      14.8 To qualify for indemnification under this Section 14, the party seeking indemnification must (1) give prompt written notice of the claim and (2) fully cooperate with the indemnifying party and allow the indemnifying party to control the defense and related settlement negotiations.

15. Taxes. In addition to the license fees due under this Agreement, Licensee shall pay to GST amounts equal to all taxes, however designated, levied or based on such license fees, on this Agreement, on the items delivered under this Agreement, or on the use of such items (including but

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not limited to privilege, excise, sales, and use taxes, whether state, local, or federal) exclusive, however, of taxes based on the income or gross receipts of GST.

16.  Warranty, Disclaimer of Warranties, and Limitation of Liability.

      16.1 GST warrants that the Software and any updates thereto shall perform in accordance with the applicable documentation for a period of 90 days from the date such Software or update is delivered to Licensee. GST represents and warrants that the services furnished by GST under this Agreement will be performed in a satisfactory and workmanlike manner. GST shall reperform deficient services and Licensee shall be entitled to recover the fees paid for services that GST fails to provide in a satisfactory manner. EXCEPT AS SET FORTH ABOVE, THERE IS NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED. NEITHER PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE FOR SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOSS OF USE, REVENUE, PROFIT, OR DATA), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      16.2  THE RIGHTS AND REMEDIES AVAILABLE TO LICENSEE AS SET FORTH IN
SECTION 16.1 ARE EXCLUSIVE.

      16.3 GST SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PURPOSE AND ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE.

17.  Other Charges; Interest.

      17.1 Manuals and other ancillary materials ordered by Licensee from GST will be priced at rates set by GST from time to time. Payment for such items will be due thirty days after the date of GST's invoice.

      17.2 Any amount due from one party to the other under this Agreement which is not paid when due shall bear interest at one and one-half percent per month from the due date, or the maximum amount permitted by law, whichever is less.

18. Remedies. If Licensee attempts to use, copy, license, or transfer any portion of the Software in a manner contrary to the terms of this Agreement or in derogation of GST's rights, whether such rights are explicitly stated, determined by law, or otherwise, GST shall have, in addition to all other remedies available to it, the right to injunctive relief enjoining such actions, Licensee hereby acknowledging that other remedies are inadequate.

19. Assignment. Licensee's rights under this Agreement shall not be assigned, licensed, or transferred to any person, firm, corporation, or organization, voluntarily, by operation of law, or in

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any other manner without the prior written consent of GST, except in conjunction with any merger or reorganization of Licensee or the sale of all or substantially all of the assets of Licensee. A change in ownership or control of Licensee shall not be deemed to be an assignment or transfer.

20. Waiver. Waiver by one party of any breach of any provision of this Agreement shall not operate or be construed as a waiver by that party of any subsequent or continuing breach.

21. Service of Process. GST and Licensee consent to the service of process and all other legal documents if dispatched through United Sates Postal Service mail to the address set out below. It is agreed by and between the parties that this Agreement was executed and delivered in the State of Washington, United States of America.

22  General.

      22.1 Nothing contained in this Agreement shall in any way create any association, partnership, joint venture, or relationship of employer and employee between GST and Licensee or be construed to evidence an intention to constitute such.

      22.2 If any provision or portion thereof of this Agreement is held to be invalid or contrary to law, the provision or portion thereof shall be deemed omitted, and the remaining provisions shall continue in full force and effect.

      22.3 This Agreement constitutes the entire agreement between the parties relating to the Software and supersedes all prior agreements, proposals, and discussions, whether written or oral. The terms and conditions of any present or future purchase order submitted by Licensee with respect to the subject matter hereof shall be void. This Agreement may not be amended except by written agreement of the parties.

      22.4 If any legal action is brought by either party against the other regarding the subject matter of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorney's fees and expenses.

      22.5 This Agreement shall be binding when accepted by GST at its place of business in the State of Washington and shall be governed by and interpreted pursuant to the laws of the State of Washington and of the United States of America.

      22.6 Any notice or other communication allowed or required under the terms of this Agreement shall be in writing and delivered personally, telefaxed, or mailed by certified or registered mail, return receipt requested, to the appropriate party at the address given below or to such other address as that party shall have designated by notice in writing.

            IF to Licensee:
                  Gupta Technologies, LLC

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                  Attn: General Counsel
                  975 Island Drive
                  Redwood Shores, CA 94065

            If to GST:

                  Graphics Server Technologies, L.P.
                  P.O. Box 4545
                  Seattle, Washington 98104

Such notice shall be effective on receipt. Either party may change its address as set forth above by notification in writing to the other party, provided that any such notification shall only become effective upon actual receipt of the notice.

GST                                             LICENSEE

by /s/ David M. Johnson                         by /s/ Jeff Bailey
   ---------------------------                     -------------------------

Print Name David M. Johnson                     Print Name JEFF BAILEY

Print Title President                           Print Title CEO

Date Signed 1/6/04                              Date Signed JANUARY 12, 2004

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                                    EXHIBIT A

                                LICENSEE PRODUCT

Team Developer all versions and all platforms aka Centura Team Developer, Gupta
                   Team Developer, SQLWindows, SQLWindows 32

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                                    EXHIBIT B

                          SHRINKWRAP LICENSE AGREEMENT

THIS IS A SOFTWARE LICENSE AGREEMENT ("LICENSE AGREEMENT") BETWEEN YOU (EITHER AN INDIVIDUAL OR A SINGLE ENTITY) AND GUPTA TECHNOLOGIES, LLC ("GUPTA") FOR THE GUPTA SOFTWARE PRODUCT ACCOMPANYING THIS LICENSE AGREEMENT, WHICH INCLUDE(S) COMPUTER SOFTWARE AND MAY INCLUDE "ONLINE" OR ELECTRONIC DOCUMENTATION, ASSOCIATED MEDIA, AND PRINTED MATERIALS ("SOFTWARE PRODUCT"). BY CLICKING ON THE "YES" BUTTON BELOW AND INSTALLING THE SOFTWARE, OR BY COPYING OR OTHERWISE USING THE SOFTWARE PRODUCT OR ANY UPDATES (AS DEFINED BELOW), YOU ACCEPT AND AGREE TO BE BOUND BY ALL THE TERMS AND CONDITIONS OF THIS LICENSE. IF YOU DO NOT AGREE TO THE TERMS OF THIS LICENSE AGREEMENT, CLICK THE "NO" BUTTON AND DO NOT INSTALL, COPY, OR OTHERWISE USE THE SOFTWARE PRODUCT; YOU MAY, HOWEVER, IF YOU HAVE ALREADY PURCHASED THE SOFTWARE PRODUCT, RETURN IT WITHIN THIRTY (30) DAYS OF THE PURCHASE DATE TO THE SOURCE FROM WHICH YOU ACQUIRED IT FOR A FULL REFUND. IN ADDITION, BY INSTALLING, COPYING, OR OTHERWISE USING ANY UPDATES OR OTHER COMPONENTS OF THE SOFTWARE PRODUCT THAT YOU RECEIVE SEPARATELY AS PART OF THE SOFTWARE PRODUCT ("UPDATES"), YOU AGREE TO BE BOUND BY ANY ADDITIONAL LICENSE TERMS THAT ACCOMPANY SUCH UPDATES. IF YOU DO NOT AGREE TO THE ADDITIONAL LICENSE TERMS THAT ACCOMPANY SUCH UPDATES, YOU MAY NOT INSTALL, COPY OR OTHER WISE USE SUCH UPDATES.

1. GRANT OF LIMITED LICENSE: GUPTA grants Customer a personal, nonexclusive, non-transferable, single user license to install one copy of the SOFTWARE PRODUCT specified on the Product label on the cover of the box (the "Label") in machine-readable form only. Each such license is granted in consideration for Customer's payment of the license fees set forth on the purchase order (or other purchase document accepted by GUPTA) and for the other commitments of Customer set forth in this Agreement. Certain other terms regarding the use of specific SOFTWARE PRODUCTS are set forth under subsections (a), (b), and (c) below.

(a) CENTURA TEAM DEVELOPER:. If the Label indicates that Customer has licensed Centura Team Developer SOFTWARE PRODUCT, Customer may use such SOFTWARE PRODUCT for internal development use, on no more than two stand-alone personal computers (including office, portable, or home computer) and one extra copy for back-up and archival purposes, provided each license may only be used on one such personal computer at a time. Runtime or free distribution modules ("Runtime Components") are included with the Centura Team Developer SOFTWARE PRODUCT, and Customer may distribute such Runtime Components to third parties; provided (A) such distribution is only in conjunction with and as an embedded component of an application developed by or for Customer using the Product in question which does not permit independent use of the Runtime Components ("Application"), (B) Customer prominently displays GUPTA's copyright notice on the start-up screen of such Application, and (C) Customer shall indemnify, defend, and hold GUPTA harmless from and against any claims or lawsuits, including without limitation reasonable attorneys' fees, that arise out of or relate to the use, sale, or distribution of the Application by Customer and for the use, sale, or distribution of the Application or the SOFTWARE PRODUCT by any third party who receives the Application or the SOFTWARE PRODUCT directly or indirectly from Customer. Customer shall have no other right to distribute any portion of the Centura Team Developer SOFTWARE PRODUCT. In the event Customer wishes to deploy GUPTA Native Data Routers Customer MUST contact GUPTA to obtain such right under a separate written license agreement.

(b) SQLBASE: If the Label indicates that Customer has licensed SQLBase SOFTWARE PRODUCT, Customer may install the SQLBase "Server Components" (which are specifically noted as such by GUPTA on the CD labels or other enclosed materials) on a single computer only which may be accessed by a network of computers, excluding Internet environments, for the internal use of Customer. SQLBase client runtime use is limited to the number of SQLBase licenses purchased by Customer for use by the number of client connections specified on the Label, or the number otherwise specified in a written Software License Agreement or similar agreement regarding the subject matter hereof, all for the internal use of Customer. If the SQLBase SOFTWARE PRODUCT is designated on the Label as "SQLBase for Web Applications," Customer may install the SOFTWARE PRODUCT in Internet environments where unlimited clients can access the SOFTWARE PRODUCT through a web browser. The SQLBase for Web Applications SOFTWARE PRODUCT may only be installed on one server computer and may not be downloaded, copied or transferred to Customer's client.

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(c)  Unauthorized Use: Customer may not sublicense the rights granted herein.
Customer may not reverse engineer, disassemble, or decompile the SOFTWARE PRODUCT, except to the extent required to obtain interoperability with other independently created software programs to the extent expressly permitted by applicable law, and then only after Customer has notified GUPTA in writing of its intended activities. Customer may not use the SOFTWARE PRODUCT for commercial time-sharing or service bureau use, or otherwise rent, lease, or lend the SOFTWARE PRODUCT. Customer's aggregate right to use the Products is limited to the number of copies listed on the Label. Customer's rights in the SOFTWARE PRODUCT are limited to those specifically granted in this LICENSE AGREEMENT for the particular SOFTWARE PRODUCT specified on the Label. Customer may transfer the SOFTWARE PRODUCT on a permanent basis only to another party within the country or territory in which Customer takes initial delivery of the SOFTWARE PRODUCT, provided that such party agrees to the terms and conditions of this LICENSE AGREEMENT and Customer destroys any and all copies of the SOFTWARE PRODUCT in its possession.

2. UPDATES AND EXTRA COPIES: In the event the Label indicates Update, Customer will replace its existing copies of the SOFTWARE PRODUCT with such Update copies and will destroy any and all copies so replaced. The package may contain multiple copies of the SOFTWARE PRODUCT (e.g. multiple media, versions running on multiple operating environments, etc.). These multiple copies or versions are for Customer's convenience only and do not increase the number of copies licensed to Customer.

3. NO TECHNICAL SUPPORT: GUPTA is not obligated to provide technical support, phone support, updates or upgrades to Customer for the SOFTWARE PRODUCT licensed under this LICENSE AGREEMENT

4. LICENSE FEES: All payments are immediately due and payable to GUPTA and, subject to credit availability at GUPTA's sole discretion, will be paid by Customer no later than net thirty (30) days from GUPTA's invoice date. All payments are irrevocable, noncontingent, and nonrefundable. GUPTA may revoke any license granted and require the return or destruction of any SOFTWARE PRODUCT delivered if Customer fails to pay the license fee for such product by the due date specified herein.

5. THIRD PARTY PRODUCTS: This package may contain evaluation or trial copies of software products made available from third parties, which are not a part of the GUPTA SOFTWARE PRODUCT. Such products are subject to the license agreement between Customer and such third party. GUPTA HEREBY DISCLAIMS ANY AND ALL WARRANTIES REGARDING THE PERFORMANCE, USE OR QUALITY OF SUCH THIRD PARTY SOFTWARE PRODUCTS AND THE INCLUSION OF SUCH PRODUCTS IN THIS PACKAGE SHALL NOT BE DEEMED AN ENDORSEMENT OF SUCH PRODUCTS BY GUPTA.

6. TAXES AND SHIPPING CHARGES: Customer will pay all taxes (including without limitation sales, use, and value added taxes), duties, import, customs and export fees (including without limitation any withholding taxes imposed by any government entity), and any other charges or assessments established by any governmental agency, except taxes imposed on GUPTA based on its net income. All prices for any SOFTWARE PRODUCT will be F.O.B. point of origin and Customer will reimburse GUPTA for any shipping expenses incurred under this LICENSE AGREEMENT.

7. RECORDS AND REVIEW / AUDIT RIGHTS: Customer will keep accurate and detailed records necessary to verify compliance with the licensing and payment terms of this LICENSE AGREEMENT including, but not limited to, the identity and number of servers, seats and/or sessions where the SOFTWARE PRODUCTS are installed and/or accessed. Customer will, with reasonable advance notice, make such records available to GUPTA for inspection and copying during normal business hours and permit GUPTA to audit Customer's use of the SOFTWARE PRODUCT. If an inspection or audit reveals that Customer has underpaid fees to GUPTA, Customer will promptly pay such fees plus interest on the late payment at one (1%) per month. If any error is ten percent (10%) or more of the aggregate amounts payable to GUPTA, Customer shall pay the inspecting party's reasonable out-of-pocket costs with respect to that examination and the next subsequent re-examination. Such inspection and audit requests shall not be made more than two (2) times each fiscal year, unless an error was detected in a previous inspection in which case inspection and audit requests by GUPTA may be made each calendar quarter.

8. OWNERSHIP OF THE SOFTWARE PRODUCT. The Software Product is licensed, not sold and is protected by national copyright laws and international copyright treaties. The source code of the SOFTWARE PRODUCT is protected as a trade secret. Customer may not delete or obscure any proprietary or confidentiality legends on the SOFTWARE PRODUCT. GUPTA and/or its licensors retain all proprietary rights in or related to the SOFTWARE PRODUCT, including any sample applications made available by GUPTA for illustrative or demonstration purposes. Customer is granted the limited rights specified in this LICENSE AGREEMENT only with respect to the object code version of the SOFTWARE

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PRODUCT, unless Gupta makes the SOFTWARE PRODUCT available to in source code form under a separate written license.

9. GUPTA'S RESERVATION OF RIGHTS AND REMEDIES: In addition to any specific right or remedy provided for in this LICENSE AGREEMENT, GUPTA reserves all other rights and remedies available at law or equity.

10. LIMITED WARRANTY:

(a) Limited warranty: GUPTA warrants to Customer that the SOFTWARE PRODUCT, as delivered, will perform substantially in accordance with the accompanying technical user documentation for a period of ninety (90) days from date of original delivery to Customer.

(b) Customer Remedies: GUPTA'S entire liability and Customer's exclusive remedy shall be, at GUPTA's option, either (a) return of the price paid, if any, or (b) repair or replacement of the SOFTWARE PRODUCT that does not meet GUPTA's Limited Warranty and that is returned to GUPTA with a copy of Customer's receipt. This Limited Warranty is void if failure of the SOFTWARE PRODUCT has resulted from accident, abuse, modification, or misapplication, or Customer's failure to install and use any Update that GUPTA may have provided to Customer. Any replacement SOFTWARE PRODUCT will be warranted for the remainder of the original warranty period or thirty
      (30) days, whichever is longer. Outside the United States, neither of these remedies are available without proof of purchase from an authorized international source.

(c) NO OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, GUPTA AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES AND CONDITIONS, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTIBILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT, WITH REGARD TO THE SOFTWARE PRODUCT, AND THE PROVISION OF OR FAILURE TO PROVIDE SUPPORT SERVICES. GUPTA WILL NOT BE LIABLE OR IN ANY WAY RESPONSIBLE FOR THE COMMERCIAL SUCCESS OF THE APPLICATION OR OF ANY ENHANCEMENT THEREOF. THIS LIMITED WARRANTY GIVES CUSTOMER SPECIFIC LEGAL RIGHTS. CUSTOMER MAY HAVE OTHERS, WHICH VARY FROM STATE / JURISDICTION TO STATE / JURISDICTION.

11. LIMITATION OF LIABILITY: TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL GUPTA OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE PRODUCT OR THE FAILURE TO PROVIDE SUPPORT SERVICES, EVEN IF GUPTA HAS BEEN ADVISED OF THE POSSIBILITY OR SUCH DAMAGES. IN ANY CASE, GUPTA'S ENTIRE LIABILITY UNDER ANY PROVISION OF THIS LICENSE AGREEMENT SHALL BE LIMITED TO THE GREATER OF THE AMOUNT ACTUALLY PAID BY CUSTOMER FOR THE SOFTWARE PRODUCT OR U.S. $5.00. BECAUSE SOME STATES / JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY, THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

12. INDEMNITY: Customer will indemnity, defend, and hold GUPTA harmless from and against any claims or lawsuits, including without limitation reasonable attorneys' fees, that arise out of or relate to the use, sale, or distribution of the Application or the SOFTWARE PRODUCT by Customer or by any third party who receives the SOFTWARE PRODUCT directly or indirectly from Customer.

13. TERM AND TERMINATION:This LICENSE AGREEMENT will continue in force and effect unless and until sooner terminated pursuant to the terms hereof. Without prejudice to any other rights, GUPTA may terminate this LICENSE AGREEMENT if Customer fails to comply with any of the terms and conditions of this LICENSE AGREEMENT. Termination of this LICENSE AGREEMENT will not entitle Customer to any refund or discharge Customer of payment obligations accrued as of the date of termination, even if such obligation is payable after the termination date. In the event that this LICENSE AGREEMENT is terminated, Customer will destroy the SOFTWARE PRODUCT, together with all copies, modifications, and merged portions in any form, including but not limited to the Runtime Programs, and furnish an affidavit of destruction to GUPTA. The following provisions will survive any termination of this LICENSE AGREEMENT: 1(b), 5 through 16, and any other provision whose continuance is necessary to achieve its essential purpose.

14. CONFIDENTIALITY: During the term of this LICENSE AGREEMENT and thereafter, Customer agrees to regard as confidential and will retain in strict confidence all Gupta Confidential Information. "Confidential Information" means information regarding Gupta's business and business activities, financial information, and clients. Confidential Information includes information, whether in tangible and/or intangible form (whether or not marked as confidential) that may be obtained from any source as a result of this LICENSE AGREEMENT; provided, however, Confidential Information shall not include information (i) which is, or becomes, publicly available without fault on its part, (ii) which is disclosed by the disclosing party to unaffiliated third parties without similar restrictions, (iii) after three (3) years from the date of first disclosure, so long as such information does not constitute a trade secret, (iv) which is disclosed to the receiving party by a third party which the receiving party does not know (or have reason to know) is under a duty to the disclosing party, (v) which is independently developed by the receiving party, or (vi) provided the disclosing party is given prompt notice and opportunity to intervene, which is disclosed pursuant to the order of lawful authority. Customer may not disclose the results of performance/benchmark tests run on the SOFTWARE PRODUCT without the prior written consent of GUPTA.

15. DISPUTES: This LICENSE AGREEMENT will be construed in accordance with and governed by the internal laws of the State of California, U.S.A. (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

16. EXPORT RESTRICTIONS: Customer agrees to observe and obey all U.S. export regulations relating to the export of the SOFTWARE PRODUCT. Furthermore, some of GUPTA'S SQLBase SOFTWARE PRODUCTS contain encryption technology ("encrypted SQLBase Products") and therefore are subject to U.S. export controls and may also be subject to the export and import regulations of other jurisdictions. If encrypted SQLBase Products are licensed hereunder and are for use outside the United States by Customer or by any third party that receives the encrypted SQLBase Products directly or indirectly through Customer, Customer agrees to ensure full compliance with all relevant regulations of the United States Department of Commerce and with the United States Export Administration Act to ensure that the encrypted SQLBase Products are not exported in violation of United States law. Customer agrees not to export or re-export the encrypted SQLBase Products or any part thereof (1) into (or to a national or resident of) any country to which the U.S. has embargoed or restricted the export of goods or services, which currently include, but are not necessarily limited to Cuba, Iran, Iraq, Libya, North Korea, Serbia, Sudan, Syria, Taliban-controlled areas of Afghanistan, or any other country to which the U.S. has embargoed goods; or
(2) to any end user on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Department of Commerce's Table of Denial Orders. Other exports or re-exports may require an export license from the U.S. government. In addition, the encrypted SQLBase Products may be subject to local laws in non-U.S. jurisdictions that restrict the right to import, export, or use such encrypted SQLBase Products. Customer is responsible for ensuring compliance with all relevant legal restrictions on the export, import, and use of the encrypted SQLBase Products. Customer warrants and represents that neither the BXA nor any other U.S. federal agency has suspended, revoked, or denied their export privileges.

17. U.S. GOVERNMENT RESTRICTED RIGHTS: If you are a U.S. government agency, in accordance with section 12.212 of the Federal Acquisition Regulations, you hereby acknowledge that your use, duplication and disclosure of the SOFTWARE PRODUCT and Documentation are governed by, and subject to, this LICENSE AGREEMENT. If, for any reason, that section 12.212 is not applicable, you hereby acknowledge that your use, duplication and disclosure of the SOFTWARE PRODUCT and Documentation are subject to the Commercial Computer Software Restricted Rights clause, FAR ss.52.227.19(c). Contractor/manufacturer is GUPTA TECHNOLOGIES, LLC, 975 Island Drive, Redwood Shores, CA 94065.

18. MISCELLANEOUS: The terms of this LICENSE AGREEMENT may not be amended or modified except in a writing executed by an authorized representative of each party. In the event that any provision of this LICENSE AGREEMENT is held to be invalid or is waived, all other provisions of this LICENSE AGREEMENT will be deemed severable and enforced. Customer may not assign, transfer, or delegate any of its rights or duties under this LICENSE AGREEMENT, including without limitation through merger or acquisition, without the prior written consent of GUPTA. GUPTA may refer to the relationship set forth in this LICENSE AGREEMENT in marketing and sales materials.

19. ENTIRE AGREEMENT: This LICENSE AGREEMENT sets forth the entire agreement between GUPTA and Customer with respect to the subject matter hereof and supersedes any and all prior agreements, understandings, promises, and representations made by either party to the other concerning the subject matter hereof and the terms hereof; provided that, if Customer and GUPTA have executed a written Software License Agreement ("SLA") or similar agreement regarding the subject matter hereof and such SLA or similar agreement, by its terms, overrides this LICENSE AGREEMENT, then the terms of such SLA or similar agreement will govern the relationship set forth herein in the event of a conflict. It is expressly agreed that the terms of this Agreement supersede the terms in any previous shrink-wrap license agreement for the SOFTWARE PRODUCT and in any Customer purchase order or other ordering document.

(C) 2002 Gupta Technologies, LLC

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                                    EXHIBIT C

License Fee:   $0

Annual Maintenance Fee:  $ 15,000

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